As Filed with the Securities and Exchange Commission on October 23, 2007
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FUQI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or other jurisdiction of incorporation or organization)	3911 (Primary Standard Industrial Classification Number)	20-1579407 (I.R.S. Employer Identification Number)

 5/F., Block 1, Shi Hua Industrial Zone
Cui Zhu Road North
Shenzhen, 518019
People’s Republic of China (“PRC”)
+86 (755) 2580-1888
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

 Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, DE 19808
800-222-2122
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

 Copies to
Thomas J. Poletti, Esq.
Anh Q. Tran, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, California 90067
Telephone (310) 552-5000
Facsimile (310) 552-5001

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ࿇
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-144290
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ࿇
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ࿇

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Price per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $.001 par value per share	700,138	$9.00	$6,301,242	$193.45

(1)	Includes 91,322 shares of common stock for which the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Based on the proposed offering price for the shares of common stock offered hereby.
(3)	Calculated under Rule 457(o) of the Securities Act of 1933.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATION AND INCORPORATION
OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the "Commission") by Fuqi International, Inc., a Delaware corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by 700,138 shares, including up to 91,322 shares that may be sold pursuant to the underwriters’ over-allotment option. This Registration Statement incorporates by reference the contents of the Company's Registration Statement on Form S-1 (Registration No. 333-144290), which was declared effective by the Commission on October 23, 2007.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

All exhibits filed with or incorporated by reference in Registration Statement No. 333-144290 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following which are filed herewith:

Exhibit
Number	Document

5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP
23.1	Consent of Stonefield Josephson, Inc.
23.2	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney
____________
* Incorporated by reference to Registration Statement on Form S-1 (file no. 333-144290).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 23, 2007.

Fuqi International, Inc.

By:	/s/ Yu Kwai Chong
Yu Kwai Chong
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Yu Kwai Chong	President, Chief Executive Officer and	October 23, 2007
Yu Kwai Chong	Chairman of the Board

/s/ Ching Wan Wong	Chief Financial Officer and Director	October 23, 2007
Ching Wan Wong

/s/ Lie Xi Zhuang	Chief Operating Officer and Director	October 23, 2007
Lie Xi Zhuang

/s/ Hon. Lily Lee Chen	Director	October 23, 2007
Hon. Lily Lee Chen

/s/ Victor A. Hollander	Director	October 23, 2007
Victor A. Hollander

/s/ Eileen B. Brody	Director	October 23, 2007
Eileen B. Brody

/s/ Jeff Haiyong Liu	Director	October 23, 2007
Jeff Haiyong Liu

INDEX TO EXHIBITS

Exhibit
Number	Document

5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP
23.1	Consent of Stonefield Josephson, Inc.
23.2	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney
___________
* Incorporated by reference to Registration Statement on Form S-1 (file no. 333-144290).